UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2025

VERB TECHNOLOGY COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3024 Sierra Juniper Court

Las Vegas, Nevada 89138

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (855) 250-2300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2025, Verb Technology Company, Inc. (the “Company”) entered into a Binding Term Sheet (the “Binding Term Sheet”) with Lyvecom, Inc. (“Lyvecom”) and the shareholders of Lyvecom (the “Lyvecom Shareholders”) to acquire all the outstanding capital stock of Lyvecom (the “Acquisition”). On April 11, 2025, the Company, Lyvecom and the Lyvecom Shareholders entered into a definitive Stock Purchase Agreement with respect to the Acquisition that incorporated the terms of the Binding Term Sheet (the “Purchase Agreement”). The Acquisition closed on April 11, 2025. The purchase price paid for the shares of capital stock of Lyvecom was $3,000,000 in cash, the repayment of $1,125,000 to certain investors in Lyvecom’s Simple Agreement for Future Equity (S.A.F.E.) instruments, the payment of $100,000 to a Lyvecom related party to satisfy an existing loan to Lyvecom, and the issuance of 184,812 restricted shares of the Company’s common stock (the “Restricted Shares”) having a value of $1,000,000 on the closing date based on a 30-day volume weighted average price of approximately $5.41 per share. The Restricted Shares are subject to a lock-up agreement and a leak-out agreement. The Purchase Agreement also provides for an earn-out payment to the Lyvecom Shareholders of up to an additional $3,000,000 in cash over a 24-month earn-out period based on Lyvecom’s achievement of various performance metrics.

Lyvecom is an AI-driven video commerce platform.

The Purchase Agreement contains customary representations, warranties and covenants of Lyvecom, the Lyvecom Shareholders and the Company. Subject to certain customary limitations, Lyvecom and the Lyvecom Shareholders have agreed to indemnify the Company and its officers and directors and the Company has agreed to indemnify the Lyvecom Shareholders against certain losses related to, among other things, breaches of their respective representations and warranties, and the breach and nonfulfillment of certain covenants or other agreements under the Purchase Agreement.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Lyvecom, the Lyvecom Shareholders and the Company, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures set forth in Item 1.01 are hereby incorporated by reference into this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Restricted Shares were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof. Accordingly, the Restricted Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 7.01. Regulation FD Disclosure.

On April 17, 2025, the Company issued a press release announcing the closing of the Acquisition, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The audited consolidated financial statements of Lyvecom, Inc., as of December 31, 2024 and December 31, 2023 and for the two year period ended December 31, 2024 will be filed with the SEC no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

The pro forma financial information with respect to the Company’s acquisitions of Lyvecom will be filed with the SEC no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(c) Exhibits

Number	Description

10.1**	Binding Term Sheet by and among the Verb Technology Company, Inc. Lyvecom, Inc. and the shareholders of Lyvecom, Inc. (Incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 4, 2025)
10.2	Stock Purchase Agreement by and among Verb Technology Company, Inc. Lyvecom, Inc. and the shareholders of Lyvecom, Inc.
23.1*	Consent of Grassi & CO., CPAs, P.C.
99.1	Press Release issued by Verb Technology Company, Inc. dated April 17, 2025
99.2*	Audited financial statements of Lyvecom, Inc. as of December 31, 2024 and December 31, 2023 and for the two year period ended December 31, 2024
99.3*	Pro Forma consolidated financial statements for Lyvecom, Inc. and Verb Technology Company, Inc. for the period ____________.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*To be filed by amendment

**Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2025	VERB TECHNOLOGY COMPANY, INC.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer